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                                                                   EXHIBIT 10.27

                                                                  EXECUTION COPY

                            Notice to Joyce Tischler

You should consult with an attorney before signing this Agreement. You have twenty-one (21) days from the date that you receive this Agreement to decide whether to sign it. If you decide to sign this Agreement, you will then have an additional seven (7) days following the date you sign this Agreement to revoke this Agreement. This Agreement shall not become effective or enforceable until the expiration of this seven (7)-day revocation period.

                              SEPARATION AGREEMENT

This Separation Agreement ("Agreement") is between Westwood Computer Corporation ("Company") and Joyce Tischler ("Employee" and, together with the Company, the "Parties"). Intending to be legally bound, the Parties agree as follows:

1.    Termination of Employment.

The Employee's employment with the Company (and with any parents and/or affiliates of the Company to which the Employee might be deemed also to have been employed) shall terminate effective April 16, 2004 ("Separation Date") including, without limitation, the Employee's lifetime employment contract with the Company.

2.    Severance; Healthcare Premiums; Conditions of Receipt of Benefits and
      Timing.

      a. Severance. The Company shall pay to the Employee an aggregate amount of $577,400, payable over five years in twenty quarterly payments. Such quarterly payments shall be made by the Company to the Employee on the last day of August, November, February and May of the Company's fiscal year (unless the last day of such month is a Saturday or Sunday, then payable on the first business day thereafter) beginning with the quarterly payment for May 2004 and as outlined in the table immediately below:


                   Period                             Quarterly Payment
                   ------                             -----------------

          Quarterly payments one                           $22,000
          through four
          Quarterly payments five                          $33,550
          through eight
          Quarterly payments nine                          $32,200
          through twelve
          Quarterly payments                               $33,900




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           Separation Agreement Between Westwood Computer Corporation
                               and Joyce Tischler



          thirteen through sixteen
          Quarterly payments                               $22,700
          seventeen through twenty

      b. Conditions of Receipt of Benefits and Timing. The Employee shall not be entitled to receive the benefits referenced in this Section 2 unless and until the Employee signs this Agreement and the seven (7)-day revocation period referenced on the top of the first page (under the heading "Notice") expires without the Employee having exercised her right of revocation. Any payments to be paid by the Company to the Employee shall be made by mailing such payments to the Employee's address at
      ________________________.

3. Confidentiality; Return of Property; Cooperation with Litigation; and Enforcement.

      a. Confidentiality. Except as may be required by law, the Employee shall not at any time disclose the terms of this Agreement or the circumstances surrounding her termination from the Company with any person or entity, except that the Employee may disclose information about either subject matter with her attorney or current spouse provided that her attorney or spouse first agrees to maintain the confidentiality of any disclosed information as a condition of receiving the information.

      b. Return of Property. The Employee shall immediately return to the Company any and all property of the Company in the Employee's possession, including (without limitation) any office keys and computer equipment.

      c. Cooperation with Litigation. Without requiring any compensation, the Employee shall cooperate with all reasonable requests by the Company to assist the Company in the defense of any legal claims threatened or asserted against the Company and/or any of its affiliates, including (without limitation) making herself available to meet and confer with attorneys representing the Company at reasonable times and places.

      d. Enforcement. The Employee's breach of any of the provisions set forth in this Section 3 shall immediately relieve the Company of all of its then unperformed obligations under this Agreement (including the obligations set forth in Section 2 hereof), without affecting the continuing validity of the general release provisions set forth in Section 4 hereof, which shall remain in full force and effect.

4. General Release of Legal Claims; Agreement Not to Sue; Definition of "Released Parties"; Adequacy of Consideration.

      a. General Release of Legal Claims. The Employee hereby releases (on behalf of herself and her heirs, successors, assigns, and representatives) the Company and the other "Released Parties" (as defined below) from, and hereby waives, any and all legal claims and causes of actions, whether known or unknown, that she may have or may claim to

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           Separation Agreement Between Westwood Computer Corporation
                               and Joyce Tischler



      have against any of the Released Parties, arising at any time up to and including the date that he signs this Agreement. This general release includes and covers (without limitation) all claims arising from or relating to the Employee's employment and the termination of her employment as provided for in Section 1 hereof. Among the specific claims that the Employee is agreeing to release under this general release are (without limitation and only by way of example) the following: (a) all claims arising under any law (whether federal, state, or local) prohibiting discrimination on the basis of any protected characteristic (such as age, race, sex, disability or handicap status, national origin, or religion), including (without limitation), the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and all state and local anti-discrimination laws, including (without limitation) the New Jersey Law Against Discrimination; (b) all claims relating to wages, employee benefits, or other compensation of whatever kind, including (without limitation) all claims arising under the Employee Retirement Income Security Act; (c) all common law claims, including (without limitation) all claims for breach of contract, wrongful discharge, interference with contractual relations, and defamation; and (d) all claims arising under any law (or the common law) governing the employment relationship, including (without limitation) the New Jersey Conscientious Employee Protection Act.

      b. Agreement Not To Sue. The Employee shall not file suit against any of the Released Parties pleading or asserting any claims released in this
      Section 4. If the Employee breaches this promise, the Employee shall pay each of the applicable Released Parties his/her attorneys' fees and costs incurred in defending against such claims. (This reimbursement provision shall not apply, however, to any claims brought under ADEA challenging the validity of the release in this Section 4.)

      c. Definition of "Released Parties." "Released Parties" means (i) the Company; (ii) the Company's parents, subsidiaries, and affiliates; (iii) all of the foregoing entities' successors, assigns, and predecessors; (iv) all of the foregoing entities' employees, agents, shareholders, benefit plans (and such plans' administrators, insurers, trustees, fiduciaries, and the like), insurers, officers and directors, representatives, affiliates, and the like; and (v) and any other person/entity claimed to be jointly and/or severally liable with the Company (or any of the other persons and entities referenced in this paragraph) or through which the Company has acted with respect to the Employee.

      d. Adequacy of Consideration. The Employee agrees that this Agreement (and, in particular, this Section 4) is supported by adequate consideration to which the Employee would not be entitled if he did not sign this Agreement.

5.    Acknowledgements Concerning Compensation.

The Employee acknowledges and agrees that she is not owed or entitled to any wages, payments, bonuses, benefits, pay in lieu of notice, salary continuation or severance, compensation, or any other remuneration of whatever kind arising from or relating to her employment or the

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           Separation Agreement Between Westwood Computer Corporation
                               and Joyce Tischler



termination of her employment (as provided for in Section 1 hereof), except for:
(i) the payments/benefits expressly provided for under this Agreement; (ii) her accrued base salary through the Separation Date; (iii) any accrued time-off pay (e.g., vacation) to which the Employee may be entitled under the Company's generally applicable policies governing paid time-off; (iv) and any unreimbursed business expenses incurred on or before the Separation Date (which shall be reimbursed in accordance with and subject to the Company's generally applicable reimbursement policies and practices). Except as provided for otherwise in this Agreement, the Employee's rights under any applicable employee benefit plans shall be subject to, and governed by, the terms of such plans.

6.    General Terms.

      a. Prior Agreements. Except as expressly provide for above, all prior and existing Agreements between the Employee and the Company (whether or not written) are hereby terminated, and this Agreement shall supersede all such agreements.

      b. Modification. This Agreement may be modified only by a writing signed by both the Employee and a duly authorized agent of Company.

      c. Inurement and Assignment. This Agreement shall be binding upon the Employee and her representatives, and shall inure to the benefit of, and be enforceable by, all the Released Parties. The Company may freely assign its rights under this Agreement to any person or entity. The Employee may not assign her rights under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

      d. Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement. All invalid provisions shall be deemed severed, without affecting the validity of any of other provision.

      e. Choice of Law and Forum. This Agreement shall be governed by the substantive law of the State of New Jersey, and the parties consent to the jurisdiction of the courts of New Jersey to adjudicate any and all disputes arising between them.

      f. Taxes. The Company shall withhold all applicable federal, state and local taxes from any amounts payable under this Agreement, whether in kind or in cash.

      g. Violation of Agreement. If Employee attempts to institute any judicial action or proceeding against the Company based in whole or in part on any claim or cause of action that Employee agreed to waive in Paragraph 5 of this Agreement, all benefits under this Agreement shall cease, and Employee shall be liable to repay the Company an amount equal to the value of all benefits that he received under this Agreement, and such repayment shall be a prerequisite to any such action or proceeding. If Employee files a lawsuit in court that is found to be barred in whole or in part by Paragraph 5 of this

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           Separation Agreement Between Westwood Computer Corporation
                               and Joyce Tischler



      Agreement, Employee shall pay the legal fees incurred by the Company in defending those claims found to be barred.

      h. Alternative Payee. In the event that Employee dies before any of the money owing to Employee under this Agreement is paid in full, then the Company shall make such remaining payments to the Employee's spouse, or, if Employee has no spouse at the time of Employee's demise, to Employee's estate. Upon the Company's written request, Employee's spouse or estate, as applicable, shall execute and deliver to the Company a written acknowledgment that such payments are subject to the terms of this Agreement and that such person or entity shall be bound by and comply with the terms hereof. Such acknowledgment shall be provided within five days of the date requested by the Company and the Company shall be entitled to suspend payments hereunder after the passage of such five days until it receives such acknowledgment.

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           Separation Agreement Between Westwood Computer Corporation
                               and Joyce Tischler



The Parties have carefully read and understand all of the provisions of this Agreement. They enter into this Agreement freely, knowingly, and voluntarily. This Agreement shall not be subject to claims of fraud, coercion, or duress. In entering into this Agreement, neither of the Parties is relying upon any representations or promises not expressly set forth in this Agreement. Intending to be legally bound to this Agreement, the Parties sign their names below.

 /s/ Mary Margaret Grabel          /s/ Joyce Tischler
-----------------------------     ----------------------------
WESTWOOD COMPUTER CORPORATION     JOYCE TISCHLER

By:




Dated: April 16, 2004             Dated: April 16, 2004

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